AnaptysBio Announces Third Quarter 2017 Financial Results
and Provides Pipeline Updates

Announced Positive Proof-of-Concept Data for ANB020 in Atopic Dermatitis
Announced Positive ANB019 Top-Line Phase 1 Trial Results
Multiple Top-Line Clinical Data Readouts Expected Through the First Half of 2018
SAN DIEGO, Nov. 7, 2017 - AnaptysBio, Inc. (Nasdaq: ANAB), a clinical-stage biotechnology company developing first-in-class antibody product candidates focused on unmet medical needs in inflammation, today provided pipeline updates and reported third quarter 2017 financial results.

“Throughout 2017, we are continuing to execute on our strategy of developing first-in-class antibody therapeutics for patients with severe inflammatory diseases and have recently announced positive proof-of-concept data for our wholly-owned ANB020 program in adults with moderate-to-severe atopic dermatitis,” said Hamza Suria, president and chief executive officer of AnaptysBio. “We are on track to report top-line data from our on-going ANB020 Phase 2a studies in severe adult peanut allergy, and severe adult eosinophilic asthma during the first and second quarters of 2018, respectively. Our wholly-owned ANB019 program generated positive top-line Phase 1 healthy volunteer data and we plan to advance this program into Phase 2 orphan inflammatory disease patients studies during 2018.”

Pipeline and Business Highlights

ANB020 (Anti-IL-33 Program)

•
In October, the company reported positive proof-of-concept data for ANB020, its investigational anti-IL-33 therapeutic antibody, in an ongoing Phase 2a clinical trial in adult patients with moderate-to-severe atopic dermatitis. After a single dose of ANB020, 75 percent of patients achieved an Eczema Area Severity Index (EASI) score improvement of 50 percent relative to enrollment baseline (EASI-50) at day 15, 83 percent of patients achieved EASI-50 at day 29 and 75 percent of patients achieved EASI-50 at day 57. All 12 patients achieved EASI-50 at one or more time points through Day 57 post-ANB020 administration. ANB020 was generally well tolerated in all patients as of this interim analysis. During the first half of 2018, AnaptysBio plans to initiate a Phase 2b randomized, double-blinded, placebo-controlled study in 200-300 adult patients with moderate-to-severe atopic dermatitis to evaluate multi-dose subcutaneous administration of ANB020, with data expected in 2019.

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Enrollment continued in the company’s ongoing Phase 2a double-blinded, placebo-controlled trial assessing the tolerance of oral food challenge before and after administration of a single dose of ANB020 or placebo in a total of 20 adult patients with severe peanut allergy. As of October 31, 2017, 75 percent of the study has been enrolled and top-line data are expected in the first quarter of 2018.

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Enrollment was initiated in the company’s an ongoing double-blinded, placebo-controlled Phase 2a trial in 24 adult patients with severe eosinophilic asthma, with top-line results, including a Forced Expiratory Volume in One Second (FEV1) assessment of patients administered a single dose of ANB020 or placebo, with top-line data expected in the second quarter of 2018.

ANB019 (Anti-IL-36 Receptor Program)

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The company announced positive top-line results from an interim analysis of an ongoing single and multiple ascending dose healthy volunteer Phase 1 trial of ANB019, its investigational anti-interleukin-36 receptor (IL-36R) therapeutic antibody. Top-line data showed favorable safety, pharmacokinetics and pharmacodynamic properties that support advancement of ANB019 into Phase 2 studies for generalized pustular psoriasis and palmo-plantar pustular psoriasis during 2018.
Business Update

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On Oct. 17, 2017, the company completed an underwritten public offering selling 3,000,000 shares of common stock at a price to the public of $68.50 per share. The aggregate net proceeds received by the company from the offering were $194.7 million, net of underwriting discounts and commissions.

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In August, the company announced the appointment of J. Anthony Ware, M.D. to its board of directors. Dr. Ware currently serves as the senior vice president of product development of Lilly Bio-Medicines at Eli Lilly and Company, where he is responsible for the clinical development and regulatory approval of new medicines in multiple therapeutic areas.

Financial Results and Financial Guidance

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Cash, cash equivalents and investments totaled $116.7 million as of September 30, 2017, which includes net proceeds of $80.2 million from the company’s initial public offering completed in January 2017, compared to $51.2 million as of December 31, 2016. Including the net proceeds from the company’s follow-on offering in October 2017, of approximately $194.7 million, the company expects that it has sufficient capital to fund its operating plan through the end of 2019.

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Revenue was zero and $7.0 million for the three and nine months ended September 30, 2017, respectively as compared to $3.2 million and $13.9 million for the three and nine months ended September 30, 2016, respectively. The nine months ended September 30, 2017 included revenue related to two milestones earned from the company’s partnership with TESARO. The three and nine months ended September 30, 2016 included revenue of related to the amortization of the upfront payment from TESARO, research and development services with TESARO and milestone-related revenues from TESARO and Celgene. The upfront payment was fully recognized and the research and development services were completed as of December 31, 2016.

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Research and development expenses were $6.7 million and $21.8 million, respectively, for the three and nine months ended September 30, 2017, as compared to $3.3 million and $10.4 million, respectively, for the three and nine months ended September 30, 2016. The increase was primarily due to an increase in preclinical and clinical trial expenses as well as the recognition of higher research and development tax incentives in the three and nine months ended September 30, 2016.

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General and administrative expenses were $2.4 million and $6.8 million, respectively, for the three and nine months ended September 30, 2017, as compared to $1.0 million and $3.4 million, respectively, for the three and six months ended September 30, 2016. The increase was attributable to additional personnel-related expenses, including non-cash stock-based compensation, and an increase in public company related expenses.

About AnaptysBio
AnaptysBio is a clinical-stage biotechnology company developing first-in-class antibody product candidates focused on unmet medical needs in inflammation. The company’s proprietary anti-inflammatory pipeline includes its anti-IL-33 antibody (ANB020) for the treatment of moderate-to-severe adult atopic dermatitis, severe adult peanut allergy and severe adult eosinophilic asthma; its anti-IL-36R antibody (ANB019) for the treatment of rare inflammatory diseases, including generalized pustular psoriasis and palmo-plantar pustular psoriasis; and a portfolio of checkpoint receptor agonist antibodies for the treatment of certain autoimmune diseases where immune checkpoint receptors are insufficiently activated, which have demonstrated efficacy in an animal model of graft-versus-host disease. AnaptysBio’s antibody pipeline has been developed using its proprietary somatic hypermutation (SHM) platform, which uses in vitro SHM for antibody discovery and is designed to replicate key features of the human immune system to overcome the limitations of competing antibody discovery technologies. AnaptysBio has also developed multiple therapeutic antibodies in an immuno-oncology partnership with TESARO and an inflammation partnership with Celgene, including an anti-PD-1 antagonist antibody (TSR-042), an anti-TIM-3 antagonist antibody (TSR-022) and an anti-LAG-3 antagonist antibody (TSR-033), which are currently under clinical development with TESARO, and an anti-PD-1 checkpoint agonist antibody (CC-90006) currently in the clinic with Celgene.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: the timing of the release of data from our clinical trials, including ANB020’s Phase 2a and Phase 2b clinical trials in adults with moderate-to-severe atopic dermatitis, Phase 2a clinical trials for the treatment of severe peanut allergy and severe adult eosinophilic asthma and Phase 1 clinical trial of ANB019; our ability to launch a Phase 2b clinical trial of ANB020 in adults with moderate-to-severe atopic dermatitis and Phase 2 clinical trials of ANB019; and the success of our partnership with TESARO. Statements including words such as “plan,” “continue,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company’s ability to advance its product candidates, obtain regulatory approval of and ultimately commercialize its product candidates, the timing and results of preclinical and clinical trials, the company’s ability to fund development activities and achieve development goals, the company’s ability to protect intellectual property and other risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
Chelcie Lister
THRUST Investor Relations
910.777.3049
chelcie@thrustir.com

ANAPTYSBIO, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value data)

	September 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$26,669	$51,232
Receivable from collaborative partners	—	1,225
Australian tax incentive receivable	1,486	4,118
Short-term investments	89,053	—
Prepaid expenses and other current assets	3,119	1,633
Total current assets	120,327	58,208
Property and equipment, net	513	471
Long-term investments	999	—
Long-term vendor deposits	46	—
Restricted cash	60	60
Deferred financing costs	—	3,441
Total assets	$121,945	$62,180
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,557	$2,278
Accrued expenses	3,604	3,429
Notes payable, current portion	5,000	—
Other current liabilities	13	1
Total current liabilities	11,174	5,708
Notes payable, net of current portion	9,269	13,809
Deferred rent	147	154
Preferred stock warrant liabilities	—	3,241
Commitments and contingencies
Series B convertible preferred stock, $0.001 par value, no shares and 3,963 authorized, issued and outstanding at September 30, 2017 and December 31, 2016, respectively	—	28,220
Series C convertible preferred stock, $0.001 par value, no shares and 1,887 shares authorized, no shares and 1,593 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	—	6,452
Series C-1 convertible preferred stock, $0.001 par value, no shares and 474 shares authorized, issued and outstanding at September 30, 2017 and December 31, 2016, respectively	—	2,156
Series D convertible preferred stock, $0.001 par value, no shares and 5,491 shares authorized, issued and outstanding at September 30, 2017 and December 31, 2016, respectively	—	40,688
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 10,000 shares and no shares authorized, issued or outstanding at September 30, 2017 and December 31, 2016, respectively	—	—
Common stock, $0.001 par value, 500,000 and 17,214 authorized, 20,496 shares and 2,651 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	20	3
Additional paid in capital	179,551	16,672
Accumulated other comprehensive loss	(43)	—
Accumulated deficit	(78,173)	(54,923)
Total stockholders’ equity (deficit)	101,355	(38,248)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$121,945	$62,180

ANAPTYSBIO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Collaboration revenue	$—	$3,214	$7,000	$13,930
Operating expenses:
Research and development	6,697	3,282	21,837	10,403
General and administrative	2,390	1,007	6,793	3,378
Total operating expenses	9,087	4,289	28,630	13,781
Income (loss) from operations	(9,087)	(1,075)	(21,630)	149
Other income (expense), net
Interest expense	(452)	(116)	(1,319)	(347)
Change in fair value of liability for preferred stock warrants	—	(47)	(1,366)	335
Other income, net	449	123	1,106	182
Total other income (expense), net	(3)	(40)	(1,579)	170
Net income (loss)	(9,090)	(1,115)	(23,209)	319
Net income attributed to participating securities	—	—	—	(319)
Net loss attributed to common stockholders	(9,090)	(1,115)	(23,209)	—
Unrealized income (loss) on available for sale securities	16	—	(43)	—
Other comprehensive income (loss)	16	—	(43)	—
Comprehensive loss	$(9,074)	$(1,115)	$(23,252)	$—
Net loss per common share:
Basic	$(0.45)	$(0.42)	$(1.24)	$—
Diluted	$(0.45)	$(0.42)	$(1.24)	$—
Weighted-average number of shares outstanding:
Basic	20,382	2,636	18,668	2,633
Diluted	20,382	2,636	18,668	3,467